Exhibit 99.1

Pulse Biosciences Enhances Executive Leadership Team

Appoints proven atrial fibrillation medical technology leader Burke T. Barrett as President and Chief Executive Officer

Former President and Chief Executive Officer Kevin Danahy appointed as Chief Commercial Officer

HAYWARD, Calif. [Business Wire] – May 14, 2024 -- Pulse Biosciences, Inc. (Nasdaq: PLSE), a company leveraging its novel and proprietary CellFX® Nanosecond Pulsed Field Ablation™ (nsPFA™) technology (“Pulse”), today announced enhancements to its executive leadership team to support its next pivotal phase of growth.

Proven atrial fibrillation medical technology leader Burke T. Barrett has been appointed President and Chief Executive Officer effective immediately. Concurrently, the Company announced the appointment of Kevin Danahy, former President and Chief Executive Officer, as Chief Commercial Officer. Mr. Danahy will now focus his full time leading the pilot launch of the recently FDA cleared CellFX nsPFA Percutaneous Electrode System.

“Burke is a very talented executive, who has demonstrated strong leadership and operational acumen throughout his medical device career. With Pulse’s focus on bringing the patient and physician friendly benefits of Nanosecond Pulse Field Ablation into electrophysiology and cardiac surgery, we are thrilled to have someone with Burke’s industry stature and expertise lead team Pulse,” said Robert W. Duggan, Executive Chairman of Pulse Biosciences. “Together with Burke’s expertise and Kevin leading as Chief Commercial Officer, Pulse Biosciences is positioned to unlock the full potential of our proprietarily designed and engineered CellFX nsPFA energy delivery system and its three novel proprietary end-effector devices.”

Mr. Barrett is a hands-on leader and executive with more than 35 years of experience building teams that bring novel, complex medical devices from concept, through design validation, clinical studies, regulatory approvals, and manufacturing scale-up to commercialization. During his eighteen years at CardioFocus, Inc., Burke held a number of positions of increasing responsibility and was part of the team that built a pioneering electrophysiology ablation device and a global commercial company, departing as CEO and President. Previously, he was part of the teams that successfully took two companies public, Biofield Corp. and Cyberkinetics Neurotechnology Systems, Inc., and has been an officer of two public companies – Cyberonics, Inc., as Vice President of Business and Technology Development, and Cyberkinetics, as Vice President of Clinical Operations. Mr. Barrett was also an active member of the FDA’s Circulatory System Medical Devices Advisory Panel for four years. Currently, he sits on the Board of Directors of VDI Technologies. Mr. Barrett holds Bachelor’s degrees in Chemistry and Chemical Engineering from Syracuse University and a Masters in Business Administration from Kennesaw State University.

“Joining Team Pulse at this important time for the Company represents a unique and exciting opportunity to make a material difference for the betterment of patients, physicians, and care givers,” added Mr. Barrett. “I’ve spent the majority of my career working closely with electrophysiologists and introducing them to novel technologies, and I believe that CellFX nsPFA energy has the potential to advance the standard of care for the treatment of atrial fibrillation and additional disease states. The preclinical and initial clinical data provides a solid foundation to build upon, as we continue to seek regulatory approvals in the United States and other parts of the world. I look forward to working closely with the talented executive team and Board of Directors as Pulse enters this next phase of growth.”

“It is an honor to be a key team member in leading Pulse Biosciences into this iconic and historic opportunity. I look forward to working closely with Burke in both learning from his vast experience as well as sharing my knowledge and experience with him as Team Pulse Biosciences launches our novel CellFX nsPFA Percutaneous Electrode System and achieves meaningful progress toward commercial opportunities in cardiac ablation,” said Kevin Danahy.

Inducement Grants

In connection with his appointment, the Company granted Mr. Barrett options to purchase 1,400,000 shares of the Company’s common stock, in aggregate, at an exercise price equal to $7.45 per share, the closing price of the Company’s common stock on May 10, 2024, the last trading day preceding Mr. Barrett’s employment start date and date of grant. These awards were approved by Pulse’s Board of Directors and granted under its 2017 Inducement Equity Incentive Plan, as amended to date, as an inducement material to Mr. Barrett entering into employment with Pulse, in accordance with Nasdaq Listing Rule 5635(c)(4). Subject to Mr. Barrett being continuously employed by the Company through each applicable vesting date, half of the option shares will vest over four years, with 175,000 shares subject to the options vesting on the first four anniversaries of Mr. Barrett’s employment start date, and half of the options shares will vest upon the achievement of market capitalization milestones for the Company ranging from $1 billion to $4 billion. The Company is providing this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary CellFX® nsPFA™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its CellFX nsPFA technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the effectiveness of the Company’s CellFX nsPFA technology and CellFX System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s management team and whether they can unlock the full potential of the Company’s proprietarily designed and engineered CellFX nsPFA energy delivery system and its three novel proprietary end-effector devices,  expected product development efforts and plans to sell products commercially and grow the Company, statements concerning the Company’s future fundraising efforts and whether those efforts will be successful and allow the Company to continue current operations as planned, statements concerning early clinical successes and whether they are predictive of the safety and efficacy of any medical device, and the Company’s expectations, whether stated or implied, regarding whether the Company’s CellFX nsPFA technology will become a disruptive and durable treatment option for treating any medical condition, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investor Contacts:

Pulse Biosciences

Kevin Danahy, President and CEO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com